Exhibit 10.9

AGREEMENT FOR USE OF OFFICE
AND ADMINISTRATIVE SERVICES

This Agreement, entered into this 4th day of September, 2009 by and between Patriot Rail Corp. (“Patriot”) and BHIT, Inc. a Delaware Corporation (“BHIT”).

Whereas:  Patriot currently is a Subtenant of Suite 342W. (the “Suite”), at 2255 Glades Road, Boca Raton, FL pursuant to a Sublease Agreement, and

Whereas:  Patriot has available offices with the Suite and BHIT desires to use such offices in the Suite on a month to month basis, and

Whereas: Patriot has administrative services available with the Suite including secretarial, receptionist, telephone answering services, coffee service and the like, (“Services”), and BHIT desires to use such services on a month to month basis, and

Whereas:  The parties desire to set forth the terms of the relationship in this Agreement.

Now, therefore, the parties, intending to be legally bound, hereby agree as follows:

1.
Patriot shall permit BHIT full or partial use of two offices in the Suite which have been shown to it and Patriot shall allow BHIT to use the Services on a month to month basis beginning September 4, 2009.  The offices are currently designated for the Controller of B.H.I.T. Inc. on a full time basis and for the Vice President of B.H.I.T. Inc. on a part time basis.  BHIT agrees that only its designated personnel shall be permitted to use such office and the Services.

2.	The monthly fee for such office use if Five Thousand ($5000.00) dollars payable in advance and due no later than the fifth day of each month.
3.	Patriot shall supply a desk and chairs together with internet access located within the office.
4.	Either party shall have the right to terminate this agreement for any reason upon thirty (30) days prior written notice to the other.
5.	BHIT shall pay the first month’s fee of $5000.00 at the time of the execution of this Agreement.
6.	BHIT agrees to follow the rules and regulations of the building and any additional reasonable rules set forth during the term of the Agreement.
7.	Any notices shall be given as follows:

To Patriot Rail Corp:
Gary O. Marino, CEO
Patriot Rail Corp.
2255 Glades Road, Suite 342W
Boca Raton, FL 33431

To B.H.I.T., Inc.:

Copy to:	Lawrence Rutstein
VP-Administration
B.H.I.T., Inc.
2255 Glades Road, Suite 342W
Boca Raton, FL 33431

8.	This Agreement shall not be amended or modified except in writing and Agreed by both parties hereto.

In witness whereof, the parties have caused this Agreement to be executed effective as of the day and year first above written.

Patriot Rail Corp

By:	/s/ Gary O. Marino
Gary O. Marino
Its:	President and CEO

B.H.I.T. Inc.

By:	/s/ Lawrence Rutstein
Lawrence Rutstein
Its:	VP Administration